                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

                                                                   [ ]  Confidential, for use of
[x]  Definitive Proxy Statement                                         the Commission Only (as permitted by
[ ]  Definitive Additional Materials                                    Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                                 STRATASYS, INC.
                                 ---------------
                (Name of Registrant as Specified In Its Charter)


  ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:___________________________
       (2) Aggregate number of securities to which transaction applies:__________________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
              0-11:________________________
       (4)    Proposed maximum aggregate value of transaction:_________________
       (5)    Total fee paid:__________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount Previously Paid:$______________
       (2)    Form, Schedule or Registration Statement No.: _________________
       (3)    Filing Party: _________________
       (4)    Date Filed: __________________

                                 STRATASYS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held on May 8, 2001

To the Stockholders of Stratasys, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Stratasys Inc., a Delaware corporation (the "Company"), will be held on May 8, 2001, at the Company's manufacturing facility located at 7640 Commerce Way, Eden Prairie, MN 55344, at the hour of 3:30 p.m., for the following purposes:

        1. To elect six Directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

        2. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

        Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Eden Prairie, Minnesota                     By Order of the Board of Directors
April 6, 2001                               Thomas W. Stenoien
                                            Secretary


                                  IMPORTANT:

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                TABLE OF CONTENTS

                                                                                      Page No.
                                                                                      -------
ACTIONS TO BE TAKEN AT THE ANNUAL MEETING..................................................-2-

PROPOSAL 1.       ELECTION OF DIRECTORS....................................................-2-
        Biographical Information about Nominees............................................-2-

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD,
AND EXECUTIVE OFFICERS.....................................................................-3-
        Meetings of the Board of Directors and Information Regarding Committees............-3-
        Executive Officers.................................................................-3-
        Compliance with Section 16(a) of the Exchange Act..................................-4-

EXECUTIVE COMPENSATION.....................................................................-4-
        Summary Compensation...............................................................-4-
        SUMMARY COMPENSATION TABLE.........................................................-4-
        OPTION GRANTS IN LAST FISCAL YEAR..................................................-5-
        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES...........-5-
        Directors' Fees....................................................................-5-
        Compensation Committee Interlocks and Insider Participation........................-5-
        Report of the Compensation Committee of the Board of Directors on Executive
        Compensation.......................................................................-6-
        Stock Option Plans.................................................................-7-

PERFORMANCE GRAPH..........................................................................-8-

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................-9-

CERTAIN TRANSACTIONS......................................................................-11-

INDEPENDENT ACCOUNTANTS...................................................................-11-

AUDIT COMMITTEE REPORT....................................................................-11-

OTHER MATTERS.............................................................................-12-

EXPENSES..................................................................................-12-

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS.............................................-12-

AVAILABLE INFORMATION.....................................................................-13-


                                 STRATASYS, INC.
                               14950 MARTIN DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-2020
                                 (952) 937-3000
                                WWW.STRATASYS.COM

                                ----------------

                                 PROXY STATEMENT

                                 ---------------

        The Board of Directors of Stratasys, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on May 8, 2001. The record date of this proxy solicitation is April 2, 2001. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors. The Board of Directors anticipates that all of its nominees for election to the Company's Board of Directors will be available for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

        In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about April 10, 2001.

        The total number of shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding as of April 2, 2001, was 6,125,994 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on April 2, 2001 will be entitled to vote at the Annual Meeting or any adjournments thereof.

        The affirmative vote by holders of a plurality of the votes represented at the Annual Meeting is required for the election of Directors. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

        A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 14950 Martin Drive, Eden Prairie, Minnesota, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list will also be available at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.     ELECTION OF DIRECTORS

        The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following six persons, all of whom are incumbent Directors.

        The following table sets forth information concerning the nominees:

NAME                            AGE        POSITION
---                             ---        --------
S. Scott Crump                  47         Chairman of the Board of Directors, Chief
                                           Executive Officer, President and Treasurer

Ralph E. Crump                  77         Director

Clifford H. Schwieter           53         Director

Arnold J. Wasserman             63         Director

Gregory L. Wilson               53         Director

Cameron Truesdell               43         Director

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

        S. SCOTT CRUMP has served as Chief Executive Officer, President, Treasurer and a director of the Company since its inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which is now called SI Technologies, Inc., a public company, and a leading manufacturer of force, load and pressure transducers. Mr. Crump remains on its board of directors and is a significant shareholder of that company. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of the Company.

        RALPH E. CRUMP has been a director of the Company since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is also a founder and director of Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices having sales of $200 million and listed on the New York Stock Exchange; Chairman of IMTEC, Inc., which manufactures bar code labeling equipment; and Chairman of SI Technologies, Inc. In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until December 1986. Mr. Crump is also a director and co-founder of Mity-Lite, Inc., a public company that manufactures institutional tables. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of Scott Crump.

        CLIFFORD H. SCHWIETER has been a director of the Company since July 1994. Since April 1994, Mr. Schwieter has been the President and a Managing Director of C.H. Schwieter and Associates, a financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE's Calma Company from 1985 to 1986 and was responsible for that subsidiary's worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

        ARNOLD J. WASSERMAN has been a director of the Company since 1994. Mr. Wasserman has, for the past 30 years, been a principal of P & A Associates, a leasing/consulting firm. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is a director and chairman of the audit committee of Micros-to-Mainframes, Inc., a publicly traded company.

        GREGORY L. WILSON has been a director of the Company since 1994. He is the co-founder of Mity-Lite, Inc. (Nasdaq: MITY) and has served as President and Chairman of the Board of that company since its inception in 1987. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc. in Provo, Utah. Mr. Wilson is an active investor in small, privately held manufacturing concerns.

        CAMERON TRUESDELL has been a director of the Company since February 1999. He was the founder of LTC, Incorporated, an insurance marketing firm sold to General Electric Capital Assurance and served as LTC's Chairman from 1985 to 1997. Mr. Truesdell also served as Chairman of the Board of Directors of Global Kinetics until September 1999 and Adelide Inc. from 1997 to January, 2000. Mr. Truesdell is on the Board of Earthstone International LLC, a privately held company.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

        The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

        The Audit Committee is composed of Arnold J. Wasserman (Chairman), Gregory Wilson, Clifford H. Schwieter and Cameron Truesdell. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held four (4) meetings in 2000.

        The Company's Compensation Committee is composed of Clifford H. Schwieter (Chairman), Cameron E. Truesdell, Arnold J. Wasserman and Gregory L. Wilson. The duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held four (4) meetings in 2000.

        The Board of Directors held seven (7) meetings in 2000. All Directors attended at least 75% of the total number of Board meetings and of the meetings of committees on which they served.

EXECUTIVE OFFICERS

        In addition to Scott Crump, the Company's Chairman, President, Chief Executive Officer, and Treasurer, the following individual serves as an executive officer of the Company:

        THOMAS W. STENOIEN, 50, has served as Chief Financial Officer of the Company since May 1997 and as Corporate Secretary since January 1999. In January 2001 he was named Executive Vice President of the Company. Mr. Stenoien joined the Company in February 1993 as Controller and has also served as Director of Finance. Before joining the Company, Mr. Stenoien served as Controller of Anderberg Lund Printing Co. and as Accounting Manager for Braemar Corporation.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 2000, except that each director and executive officer filed a late Form 5 reporting grants of options during 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

        The following table sets forth the cash and non-cash compensation paid by the Company for services rendered during the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 to the Company's Chief Executive Officer and each other executive officer whose compensation exceeded $100,000 during such year.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                              ANNUAL COMPENSATION                COMPENSATION
                                              -------------------                ------------
                                                                    OTHER         SECURITIES
         NAME AND                                                   ANNUAL        UNDERLYING
    PRINCIPAL POSITION       YEAR      SALARY        BONUS       COMPENSATION   OPTIONS/SAR'S
    ------------------       ----      ------        -----       ------------   -------------
S. Scott Crump               2000    $150,076      $ 7,500(1)          --             -0-
Chairman, President, CEO     1999    $136,500      $25,000(2)          --            25,000
and Treasurer                1998    $130,000      $     0             --            10,000

Thomas Stenoien              2000    $ 98,207      $15,800(3)                         -0-
Executive Vice President,    1999    $ 94,431      $32,500(4)                        10,000
Chief Financial Officer and  1998    $ 90,000      $13,000(5)      $1,730(6)          6,000
Corporate Secretary

----------

(1)     $2,500 of this bonus was earned in 2000 and paid in 2001.
(2)     $17,500 of this bonus was earned in 1999 and paid in 2000.
(3)     $4,000 of this bonus was earned in 2000 and paid in 2001.
(4)     $21,500 of this bonus was earned in 1999 and paid in 2000.
(5)     This bonus was earned in 1998 and paid in 1999.
(6)     Payment for unused vacation pay earned in 1998.

                      OPTION GRANTS IN LAST FISCAL YEAR
                             (INDIVIDUAL GRANTS)

        The Company did not grant any options to its Named Executive Officers in the Summary Compensation Table above in 2000. The Company granted a total of 103,300 options to all other employees in the fiscal year ended December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

        The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officers during the year ended December 31, 2000.


                       Shares
                      Acquired                   Number Of Securities     Value of Unexercised In-the-
                         On         Value       Underlying Unexercised       Money Options/SARS at
       Name           Exercise     Realized   Options/SARS at FY-End (#)         FY-End ($)(1)
       ----           --------     --------   --------------------------         -------------
                        (#)          ($)      Exercisable  Unexercisable   Exercisable  Unexercisable
                        ---          ---      -----------  -------------   -----------  -------------
S. Scott Crump          -0-          -0-           31,350         41,400       -0-           -0-

Thomas W. Stenoien      -0-          -0-           14,350         20,700       -0-           -0-

-----------

(1) Based upon a closing price of $2.625 on the Nasdaq National Market on December 29, 2000.


DIRECTORS' FEES

        Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Three Directors received a non-qualified stock option to purchase 30,000 shares of the Company's Common Stock upon commencement of their service on the Board of Directors. One of such directors was granted options before the Company's August 1994 stock split, and his options currently entitle him to purchase 43,118 shares of Common Stock. In July 1997, and in November 1998, respectively, each of the four Directors who is not an employee of the Company also received a non-qualified stock option to purchase 15,000 and 6,000 shares of the Company's Common Stock, respectively, for their continued service on the Company's Board of Directors. In February 1999, a newly appointed Director received a non-qualified stock option to purchase 7,000 shares of the Company's Common Stock in connection with his service on the Board. In October 1999, one independent Director received a non-qualified option to purchase 20,000 shares of the Company's Common Stock in connection with his service on the Board. Three other Directors each received 15,000 non-qualified options for their service on the Board. In January 2000, four independent Directors received non-qualified options to purchase 5,000 shares of the Company's common stock in connection with their service on the Board. In January 2001, five independent Directors received non-qualified options to purchase 5,000 shares of the Company's common stock in connection with their service on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Members of the Compensation Committee have never served as officers or employees of the Company or officers or employees of any of the Company's subsidiaries. During the last fiscal year, no executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is composed of Messrs. Schwieter, Wasserman, Truesdell, and Wilson. It has the authority to administer the Company's executive compensation programs and the Company's stock incentive plans. The intent of the executive compensation program is to provide competitive levels of compensation in order to attract, retain, and motivate its executives. The goal is to align the interests of the Company's executives with those of the stockholders, and link total compensation to the individual performance and success of the Company.

EXECUTIVE COMPENSATION PROGRAMS

        The Company's executive compensation program consists of three principal components: base compensation, cash bonus, and stock options. In determining base compensation, the Compensation Committee considers prevailing industry salaries, historical compensation levels as compared with past performance, and expected future contributions of the executives. The Compensation Committee then recommends appropriate base compensation to the full Board of Directors.

        The Company also offers incentive plans under which executive officers may be paid cash bonuses. The compensation under these plans is dependent upon the achievement of certain financial, growth, and performance targets established by the Board of Directors prior to the start of each fiscal year.

        The Company also offers stock options as a component of its long-term incentive and retention program. Stock options are granted at the date of hire and periodically thereafter. These options align the interest of the executive officer with those of the stockholders, since it is only through stock appreciation linked to Company performance that the executive will benefit from these plans. In determining the amount of such grants, the Compensation Committee considers the executive's contribution to the Company's performance in the past, and the expected contribution of the executive to the Company's long term growth. The Company's policy is to fix the price of the options at or above the fair market value on the date of grant, thereby linking the executive's value realized directly to the gains realized by the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

        In determining Mr. Crump's total compensation, the Compensation Committee considered the Company's performance as measured by revenue, revenue growth, profitability, earnings per share, share valuation, and corporate objectives. After considering Mr. Crump's performance in 2000, the Compensation Committee elected to grant Mr. Crump quarterly management-by-objective (MBO) bonuses totaling $7,500. No MBO profit bonus was paid to Mr. Crump for 2000. Base compensation, determined early in 2000, amounted to $150,000, reflecting a 10% increase from a base of $136,500 in 1999. The Compensation Committee did not grant Mr. Crump any options in 2000.

Submitted March 19, 2001 by the members of the Compensation Committee.

                         Clifford H. Schwieter, Chairman
                              Cameron E. Truesdell
                               Arnold J. Wasserman
                                Gregory L. Wilson

STOCK OPTION PLANS

        The Company has established five employee stock option plans. The five plans provide for the grant of options to qualified employees (including officers and directors) of the Company, independent contractors, consultants and other persons to purchase an aggregate of 2,050,000 shares of Common Stock. The Compensation Committee of the Board of Directors administers the plans.

        Options to purchase 100,608 shares, which constitute the total number of shares authorized under the Stratasys, Inc. Employee Stock Option Plan #1, adopted in October 1990 ("Plan 1"), have all been granted. As of March 10, 2001, Options to purchase 100,034 shares under Plan 1 have been exercised, and 574 options have terminated and are available for grant. The right to grant options under Plan 1 expires on April 19, 2001.

        Options to purchase 204,392 shares of Common Stock, which constitute the total number of shares authorized under the Amended and Restated Stratasys, Inc. 1994 Stock Plan ("Plan 2"), adopted in August 1994, have been granted, 34,570 of which have terminated or expired and are again available for grant. As of March 10, 2001, options to purchase 147,135 shares under Plan 2 have been exercised.

        The Stratasys, Inc. 1994-2 Stock Plan, as amended ("Plan 3"), adopted by the Board of Directors on December 13, 1994, originally authorized options to purchase 500,000 shares of Common Stock. On March 1, 1996, the Board of Directors authorized, and on May 23, 1996, the stockholders approved, amending Plan 3 to increase the number of shares authorized to 1,000,000 shares. Since its adoption, through March 10, 2001, options to purchase an aggregate of 1,446,252 shares have been granted under Plan 3, options to purchase 214,558 shares have been exercised, and 560,974 options have terminated, expired, or been canceled and are again available for grant.

        On February 13, 1998, the Board of Directors authorized, and on May 14, 1998, the stockholders approved, the Company's 1998 Incentive Stock Option Plan ("Plan 4"). Plan 4 authorized the grant of options to purchase an aggregate of 500,000 shares of Common Stock. Through March 10, 2001, options to purchase an aggregate of 544,800 shares have been granted under Plan 4, options to purchase 600 shares have been exercised, and 134,120 options have terminated and are again available for grant.

        On October 21, 1999, the Board of Directors authorized, and on May 11, 2000, the stockholders approved, the Company's 2000 Incentive Stock Option Plan ("Plan 5"). Plan 5 authorized the grant of options to purchase an aggregate of 250,000 shares of Common Stock. Through March 10, 2001, options to purchase an aggregate of 264,200 shares have been granted under Plan 5, options to purchase 5,000 shares have been exercised, and 15,500 options have terminated and are again available for grant.

                                PERFORMANCE GRAPH

        The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company's common stock with (b) the total return on the Nasdaq (US) Composite Index, and (c) the total return on a peer group index. The peer group is an index weighted by the relative market capitalization of the following three companies, which were in the rapid prototyping industry during all or part of the period: 3-D Systems Corp., DTM Corp. and Helisys, Inc.

        The following graph assumes that $100 had been invested in each of Stratasys, the Nasdaq (US) Composite Index, and the three-member 2000 Peer Group on December 31, 1995. For purposes of the peer group investment, DTM Corp. and Helisys, Inc. are included only for the periods 1997 through 2000. On November 15, 2000, Helisys announced that effective October 31, 2000, it had laid off all of its employees and all except one of its directors had resigned.


                          TOTAL SHAREHOLDER RETURNS


                                   [GRAPH]

                                               ANNUAL RETURN PERCENTAGE
                                               YEARS ENDING

COMPANY NAME / INDEX                           DEC96      DEC97     DEC98     DEC99     DEC00
----------------------------------------------------------------------------------------------
STRATASYS INC                                   6.00     -42.14    -58.16     50.67    -63.79
NASDAQ US INDEX                                23.04      22.48     41.02     85.85    -39.82
PEER GROUP                                    -46.32     -53.17     13.74     16.17     47.41


                                               INDEXED RETURNS
                                   BASE        YEARS ENDING
                                  PERIOD
COMPANY NAME / INDEX               DEC95       DEC96      DEC97     DEC98     DEC99     DEC00
----------------------------------------------------------------------------------------------
STRATASYS INC                       100       106.00      61.33     25.66     38.67     14.00
NASDAQ US INDEX                     100       123.04     150.69    212.51    394.94    237.68
PEER GROUP                          100        53.68      25.14     28.59     33.21     48.96


PEER GROUP COMPANIES
----------------------------------------------------------------------------------------------
3D SYS CORP/DE (INCL '96-'00)
DTM CORP (INCL '97-00)
HELISYS INC (INCL '97-00)

        The immediately preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of
Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that the Company makes with the SEC.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 28, 2001, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all Directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined by the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.


     NAME AND ADDRESS                  AMOUNT AND NATURE                PERCENTAGE OF
    OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(1)    OUTSTANDING SHARES OWNED(2)
-----------------------------------------------------------------------------------------------
S. Scott Crump (3)                                765,267 (4)             12.41%

Thomas Stenoien (3)                                17,649 (5)                  *

Ralph E. Crump (3)                                349,330 (6)              5.66%

Arnold J. Wasserman (3)                            96,000 (7)                  *

Clifford H. Schwieter (3)                          67,912 (8)                  *

Gregory L. Wilson (3)                              71,000 (9)                  *

Cameron Truesdell (3)                             454,250(10)              7.35%

All directors and executive                     1,821,408(11)             28.19%
officers as a group (7 persons)

------------
* Represents less than 1%.

(1) Under Securities and Exchange Commission rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)     Based on 6,125,994 shares of Common Stock outstanding as of March 28,
        2001.

(3) The address of this person is c/o Stratasys, Inc. 14950 Martin Drive, Eden Prairie, Minnesota 55344.

(4) Includes presently-exercisable options to purchase 31,350 shares of common stock and presently-exercisable warrants to purchase 8,000 shares of common stock. Does not include options to purchase 41,400 shares of common stock that are not presently exercisable. Also includes 358,787 shares of common stock directly owned by Lisa H. Crump, S. Scott Crump's wife, and presently-exercisable options to purchase 7,950 shares of common stock held by Ms. Crump. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 154,165 shares of common stock owned directly and presently-exercisable options to acquire 23,500 shares of common stock held by Ralph E. Crump, Mr. Crump's father, and 154,165 shares owned directly by Marjorie Crump, Mr. Crump's mother.

(5) Includes presently-exercisable options to purchase 14,350 shares of common stock. Does not include options to purchase 20,700 shares of common stock that are not presently exercisable.

(6) Includes presently-exercisable options to purchase 41,000 shares of common stock. Does not include options to purchase 5,000 shares of common stock that are not presently exercisable. Also includes 154,165 shares of common stock directly owned by Marjorie Crump, Ralph Crump's wife. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 359,180 shares of common stock owned directly by, presently-exercisable options to acquire 22,950 shares of common stock held by, and presently-exercisable warrants to purchase 8,000 shares of common stock held by S. Scott Crump, Mr. Crump's son, and 358,787 shares owned directly by and presently-exercisable options to purchase 7,950 shares of common stock held by Lisa H. Crump, Mr. Crump's daughter-in-law.

(7) Represents presently-exercisable options to purchase 82,000 shares of common stock and presently-exercisable warrants to purchase 8,000 shares of common stock. Does not include options to purchase 5,000 shares of common stock that are not presently exercisable.

(8) Represents presently-exercisable options to purchase 66,187 shares of common stock. Does not include options to purchase 5,000 shares of common stock that are not presently exercisable.

(9) Represents presently-exercisable options to purchase 71,000 shares of common stock. Does not include options to purchase 5,000 shares of common stock that are not presently exercisable.

(10) Includes presently-exercisable options to purchase 22,000 shares of common stock and presently-exercisable warrants to purchase 32,000 shares of common stock. Does not include options to purchase 5,000 shares of common stock that are not presently exercisable.

(11) Includes presently-exercisable options to purchase 335,837 shares of common stock.

                              CERTAIN TRANSACTIONS

        On January 7, 2000, the Company issued Messrs. Ralph Crump, Wilson, Wasserman, and Schwieter 5,000 non-qualified options in connection with their service on the Board. These options are immediately exercisable at an exercise price of $7.55 per share. These options expire on January 6, 2005.

        Pursuant to the Company's continuing stock repurchase program, the Company purchased from Cameron Truesdell, a director, 12,500 shares on May 17, 2000, at $6.563 per share, 15,000 shares on May 19, 2000, at $7.063 per share,
20,000 shares on August 16, 2000, at $6.875 per share, 10,000 shares on August 28, 2000, at $6.92 per share, and 15,000 shares on September 20, 2000, at $5.813 per share. Each of the foregoing purchases was approved in advance by the Board of Directors, and the purchase price was determined on the basis of the market price for the Company's common stock on the date of purchase. In each case, the Company's purchase price for the shares was less than the Mr. Truesdell's original purchase price for such shares.

        On January 8, 2001, the Company issued Messrs. Ralph Crump, Wilson, Wasserman, Schwieter, and Truesdell 5,000 non-qualified options in connection with their service on the Board. These options are immediately exercisable at an exercise price of $3.00 per share. These options expire on January 7, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1.

                           INDEPENDENT ACCOUNTANTS

        Rothstein, Kass & Company, P.C. ("RK&Co.") audited the Company's financial statements for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998, and has been the independent public accountants of the Company since December 20, 1994. RK&Co. has no financial interest, either direct or indirect, in the Company. The Board of Directors has not yet selected independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2001. It was the determination of the Board of Directors that the Company should not be obligated at this time to retain a specific firm of independent accountants.

        No representative of RK&Co. is expected to attend the Annual Meeting or to make a statement or respond to questions from stockholders.

                            AUDIT COMMITTEE REPORT

        The Audit Committee meets with the Company's independent auditors, both with and without management present, to review the scope and results of the audit engagement, the system of internal controls and procedures and the effectiveness of procedures intended to prevent violations of laws and regulations. On July 20, 2000, the Audit Committee adopted a Charter, which was approved by the Company's Board of Directors on July 20, 2000. A copy of the Audit Committee's Charter is appended to this Proxy Statement as Exhibit A. Both the Audit Committee and the Board of Directors have determined that the Charter states appropriate guiding principles for the Audit Committee. In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors has determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

        In accordance with the Audit Committee's Charter and pursuant to Securities and Exchange Commission Rules, the Audit Committee reviewed all services performed by Rothstein, Kass & Company, P.C. for the Company in 2000, within and outside the scope of their quarterly and annual auditing function. For 2000, the Company paid its independent auditors the following fees:

        AUDIT FEES:                         $55,283

        FINANCIAL INFORMATION SYSTEM
         DESIGN AND IMPLEMENTATION FEES:    $0

        ALL OTHER FEES:                     $32,354

        The fees labeled as All Other Fees above constitute all of the fees the Company paid to Rothstein, Kass & Company, P.C. for non-audit services in 2000. Those fees principally involved tax related services and 401(k) audit fees. At a meeting held on February 5, 2001, the Audit Committee reviewed the non-audit services listed above and determined that such services are compatible with the continued preservation of the status of Rothstein, Kass & Company, P.C. as independent auditors.

        The Audit Committee has reviewed the 2000 audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee also received from Rothstein, Kass & Company, P.C. at the Committee's February 8, 2001 meeting, the written disclosures and the letter required by Independence Standards Board Standard No.
1. The Audit Committee has also discussed with the independent auditors and received their written confirmation that they remain independent accountants with respect to the Company. Based on its review of such items with Rothstein, Kass & Company, P.C., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for 2000 for filing with the Securities and Exchange Commission.

                          Arnold Wasserman, Chairman
                            Clifford H. Schwieter
                              Cameron Truesdell
                                Gregory Wilson

                                OTHER MATTERS

        The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                   EXPENSES

        The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company that are intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company no later than December 11, 2001, in order for them to be included in the proxy statement and form of proxy relating to that meeting. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

                            AVAILABLE INFORMATION

        COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK) UPON WRITTEN REQUEST TO THOMAS W. STENOIEN, THE COMPANY'S CORPORATE SECRETARY, 14950 MARTIN DRIVE, EDEN PRAIRIE, MINNESOTA 55344-2020, OR ON THE COMMISSION'S WEB SITE AT WWW.SEC.GOV.

By Order of the Board of Directors

Thomas W. Stenoien, Secretary

Eden Prairie, Minnesota
April 6, 2001

                                                                       EXHIBIT A


                                 STRATASYS, INC.

                            AUDIT COMMITTEEE CHARTER

                              Adopted July 20, 2000


1. MEMBERSHIP. The membership of the Audit Committee (the "Committee") of Stratasys, Inc. (the "Company") will consist of no less than four outside members of the Board of Directors who are independent from management, financially literate, and at least one of whom has accounting or related financial management expertise.

2. MEETINGS. The Committee shall meet prior to the release and filing of annual and quarterly financial reports with the Company's financial management and its independent auditors to review and discuss such reports. Meetings also may be called by the Chairman or a majority of members of the Committee and shall be held during normal business hours and at a mutually agreeable location. Meetings may be held by conference telephone or similar methods by means of which all persons participating in the meeting can hear and speak to each other.

3. VACANCIES. The Board of Directors shall designate outside members of the Board who meet the requirements set forth in Section 1, above, to fill vacancies.

4. RESPONSIBILITIES. The Committee shall provide communication links between the Board of Directors and:

        a. The independent auditors, with an oversight responsibility for the financial reporting, management systems, policies, internal controls and financial management capabilities of the Company;

        b. The senior management responsible for the development, implementation, management and enforcement of the Company's Code of Business Ethics;

        c. The key line and staff management responsible for the development, implementation, and management of the Company's information systems; and

        d. The key line and staff management responsible for environmental controls and compliance.

 5.     DUTIES. The Committee will:

        a. Review the important objectives and policies established and provide input to the responsible managers;

        b. Review the programs management has put in place to insure meeting the key objectives and provide appropriate comments and suggestions to the responsible management;

        c. Ensure that the Company has adequate controls, policies, and procedures in place to assure compliance with applicable laws, regulations and company policy;

        d. Inform the Board of Directors on a quarterly basis (and as needed) of any significant situations that could have an important impact on the business;

        e. Review the applicability and effectiveness of this Charter and annually recommend to the Board of Directors its renewal or amendment; and

        f. In all of the above, act in an advisory role to management, in an information role to the full Board of Directors, and in a direct role with regard to the audit and reporting functions of the external auditors.

6. STATUTORY AND REGULATORY FUNCTIONS. In the interest of proper financial management and in compliance with applicable rules and regulations of the SEC, Nasdaq, and similar entities, the Committee will:

        a. Recommend the selection of an independent auditor to be approved by the Board of Directors and the shareholders, after reviewing the amount of non-audit services provided in the prior year, and require the selected auditor to confirm its independence from management;

        b. Consult with the independent auditor with respect to the scope of the Audit Plan and review the Plan's effectiveness after completion of the audit;

        c. Review, in combination with the independent auditor, the report of audit, or proposed report of audit, and the accompanying management letter or other statement to be included in the Annual Report to Stockholders;

        d. Review all important policies as outlined above and insure compliance by appropriate reports from the responsible management;

        e. Consult with the independent auditor with regard to the adequacy of internal controls; and

        f. Evaluate the financial and accounting functions of the Company, including personnel, systems, controls, and overall organization.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of STRATASYS, INC., a Delaware corporation (the "Company"), hereby appoints S. SCOTT CRUMP and THOMAS W. STENOIEN, and each of them, the proxies of the undersigned, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of STRATASYS, INC., to be held on May 8, 2001 at 3:30 p.m., at the Company's manufacturing facility located at 7640 Commerce Way, Eden Prairie, Minnesota 55344, and any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. The election of six members to the Board of Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as provided in the Company's Proxy
        Statement:

                [ ] FOR all nominees listed below

                [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                (Instructions: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name below.)

                S. Scott Crump, Ralph E. Crump, Clifford H. Schwieter, Cameron Truesdell, Arnold J. Wasserman, and Gregory L. Wilson.

2. In their discretion, the proxies are authorized to vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 6, 2001 relating to the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 2000.


                                      -----------------------------------------

                                      -----------------------------------------
                                      Signature(s) of Stockholder(s)
                                      ------------------------------

                                      The signature(s) hereon should
                                      correspond exactly with the name(s) of
                                      the Stockholder(s) appearing on the
                                      Stock Certificate. If stock is
                                      jointly held, all joint owners should
                                      sign. When signing as attorney,
                                      executor, administrator, trustee or
                                      guardian, please give full title as
                                      such. If signer is a corporation or
                                      partnership, please sign the full
                                      corporate or partnership name, and give
                                      the title of signing officer or general
                                      partner.

                                      Date                            2001

                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                      ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.